Exhibit 99.1

Pzena Investment Management Has Received all Regulatory Approvals Required to Complete Transaction

•	Special meeting of stockholders to vote on transaction to be held virtually on October 27, 2022, at 10:00 am ET

New York, NY, October 10, 2022. Pzena Investment Management, Inc. (NYSE: PZN) (“PZN”) today announced that it has received all regulatory approvals required under the merger agreement to complete the proposed transaction announced on July 26, 2022.

The transaction is expected to close in the fourth quarter of 2022, subject to receipt of requisite approval by PZN stockholders and satisfaction of other customary closing conditions.

The merger agreement was unanimously approved by a Special Committee of independent and disinterested directors following careful consideration and a robust negotiation process. The Committee concluded that the transaction is in the best interest of holders of PZN’s Class A common stock. Acting upon the Special Committee’s recommendation, the Board of Directors of PZN approved the transaction.

The Board of Directors recommends that stockholders vote FOR the adoption of the merger agreement and the other proposals described in the proxy statement, pursuant to which Pzena will become a private company and holders of PZN Class A common stock will receive $9.60 per share in cash. A special meeting of stockholders to vote on the transaction will be held virtually on October 27, 2022, at 10:00 am Eastern Time.

Important Information for Investors

The record date for the special meeting is September 16, 2022. Stockholders of record as of the close of business on the record date are entitled to vote at the special meeting. Investors and stockholders may obtain a copy of the proxy statement and other relevant documents filed by Pzena from the SEC’s website, www.sec.gov, or by visiting the investor relations section of Pzena’s website, www.pzena.com.

In the definitive proxy, investors can find instructions on how to join the webcast and voting procedures. There are a number of ways to vote and it is important that investors understand their options. Whether or not investors attend the special meeting, the Special Committee recommend voting “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Compensation Proposal. If stockholders need assistance in voting their shares, they should reach out to MacKenzie Partners at (800) 322-2885.

Forward-looking Statements

Certain statements and information contained in this press release may be considered “forward-looking statements,” such as statements relating to management’s views with respect to future events and financial performance. Words or phrases such as “anticipate,” “believe,”

“continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which PZN operates; new federal or state governmental regulation; PZN’s ability to effectively operate, integrate and leverage any past or future strategic initiatives; statements regarding the merger and related matters; the ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain PZN stockholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; risks relating to the financing required to complete the transaction; the effect of the announcement of the transaction on the ability of PZN to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; significant transaction costs, fees, expenses and charges; the risk of litigation and/or regulatory actions related to the transaction; and other factors detailed in PZN’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2021 and PZN’s other filings with the SEC, which are available at http://www.sec.gov and on PZN’s website at investors.pzena.com.

Additional Information and Where to Find It

In connection with the proposed merger transaction, PZN has filed with the SEC and furnished to PZN’s stockholders a proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. PZN stockholders are urged to read the proxy statement and any other documents filed or to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the investors section of PZN’s website at https://www.pzena.com or by directing a request to: Pzena Investment Management, Inc., 320 Park Avenue, 8th Floor, New York, NY 10022, (212) 355-1600, info@pzena.com.

Participants in the Solicitation

PZN, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from PZN stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in its definitive proxy statement for its 2022 annual meeting of stockholders filed with the SEC on April 4, 2022. To the extent the holdings of PZN securities by PZN’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2021 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of PZN’s website located at https://investors.pzena.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger have been included in the proxy statement and other relevant materials PZN has filed or may file with the SEC.

Contact

Jessica Doran, 212-355-1600 or doran@pzena.com